CC PACE
                                                              RESOURCES


                          GAS CONSULTANT'S CERTIFICATE


August 28, 1998


Bankers Trust Company, as Trustee
Corporate Trust Department
4 Albany Street
New York, New York 10006

Re:      GAS CONSULTANT REVIEW OF GAS CONTRACT MODIFICAITONS

Ladies and Gentlemen:

C.C. Pace Resources ("Pace") has reviewed the Second Amended and Restated Gas Purchase Contract between Paramount Resources Ltd. ("Paramount") and Selkirk Cogen Partners, L.P. ("Selkirk"), dated as of May 6, 1998, ("Revised Paramount Contract") and the other Gas Contract Modifications1 and the risk issues related to the Gas Contract Modifications in our role as Fuel Consultant under the May 1, 1994 Trust Indenture (the "Indenture"). Pace hereby certifies to you as follows:

1. The undersigned officer of Pace is its Authorized Representative (as defined in the Indenture), has read the provisions of Sections 6.20(a)(i) and 6.20(c)(i) and related definitions of the Indenture and has made such examination or investigation as is necessary to enable the expression of an informed opinion as to the matters addressed in this Gas Consultant's Certificate.

2. Pace finds, and concurs with the Partnership's determination, pursuant to Sections 6.20(a)(i) and 6.20(c)(i) of the Indenture as set forth in Attachment B, that the implementation of the Gas Contract Modifications could not reasonably be expected to result in a "Material Adverse Change" within the meaning of the Indenture ("No MAC") and, to the extent applicable, would not impair the ability of the Partnership to perform its obligations under the other Project Agreements (as defined in the Indenture).

---------------------------
1 For purposes of this Gas Consultant's Certificate, "Gas Contract Modifications" means and includes the execution, delivery and performance by Selkirk of the Revised Paramount Contract and the other agreements listed on Attachment A to this Gas Consultant's Certificate. The Gas Contract Modifications are being undertaken in connection with the restructuring of the current Unit 1 power purchase agreement between Selkirk and Niagara Mohawk Power Corporation ("NiMo") pursuant to the master Restructuring Agreement dated as of July 9, 1997 among NiMo, Selkirk and other IPP's (the "NiMo restructuring").

4401 Fair Lakes Court Suite 400 Fairfax, Virginia 22033-3848 Tel: (703) 818-9100
Fax: (703) 818-9108

Bankers Trust Company, as Trustee
August 28, 1998
Page 2


This finding is predicated on the NiMo restructuring and on specific provisions contained in the Amended and Restated Power Purchase Agreement with NiMo
("Amended PPA"), which are under the Indenture purview of the Independent Engineer. The scope of our analysis as Gas Consultant is to opine, given the changes in the Amended PPA, on the proposed change in the fuel supply arrangement.

In summary, Pace bases its No MAC determination on the following conclusions regarding the Gas Contract Modifications:

 . Contracted firm supply of 16,400 Mcf/day under the Revised Paramount Contract is adequate to meet the maximum requirements of Unit 1.

 . Strong linkage exists between natural gas costs and power revenues due to the use of an identical natural gas spot price index in the Revised Paramount Contract and the Amended PPA.

 . Sufficiently secure firm gas supply is assured through spot market-based pricing near the Western Canada gas production area and reserve dedication, liquidated damages, and additional Paramount obligations.

 . Paramount's obligations are well supported by Paramount's financial and market position.

 . Required regulatory approvals of the Revised Paramount Contract have been obtained.

Attachment C summarizes Pace's analysis supporting these findings.


IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Gas  Consultant's
Certificate as of the date first written above.

                                         C.C. PACE RESOURCES


                                         By:      /s/ Daniel E. White
                                                  --------------------------
                                                  Name:  Daniel E. White
                                                  Title:  Senior Vice President

                                  ATTACHMENT A

                             RESTRUCTURING DOCUMENTS


1. Second Amended and Restated Gas Contract dated May 6, 1998, between Selkirk and Paramount (the "Revised Paramount Contract").

2. Agreement with respect to Gas Transportation dated May 6, 1998, between Selkirk and Paramount (the "Revised Paramount Contract").

3. Amendment  to Gas  Transportation  Agreement  dated  July 20,  1998,  between
   Selkirk  and  TransCanada   PipeLines  Ltd.   ("TransCanada")  (the  "Amended
   TransCanada Agreement").

4. Three-party agreement with respect to Items 2 and 3 above dated July 20, 1998, among Selkirk, Paramount and TransCanada (the "TransCanada Consent").






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                                      A-1

                                  ATTACHMENT B

                          SELKIRK COGEN PARTNERS, L.P.

                              OFFICER'S CERTIFICATE

                                 August 31, 1998

Bankers Trust Company,
  as Trustee
Corporate Trust Department
4 Albany Street
New York, New York  10006

Ladies and Gentlemen:


          This Officer's Certificate is being delivered by the undersigned, Selkirk Cogen Partners, L.P., a Delaware limited partnership (the "Partnership"), pursuant to Section 6.20 of the Trust Indenture dated as of May 1, 1994 among the Partnership, Selkirk Cogen Funding Corporation and Bankers Trust Company, as Trustee (the "Indenture").

          The Partnership has entered into the following transactions, which collectively are referred to in this Officer's Certificate as the "Unit l Restructuring": (1) the restructuring of the NIMO Power Purchase Agreement between the Partnership and NIMO pursuant to the Master Restructuring Agreement dated as of July 9, 1997 among NIMO, the Partnership and other IPP's, as amended, (2) the execution, delivery and performance of the agreements listed on Exhibit A to this Officer's Certificate, and (3) the completion of the other transactions listed on Exhibit A. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in Exhibit A and in the Indenture.

          The Partnership hereby certifies to you as follows:

          1. The undersigned officer of JMC Selkirk, Inc., the Managing General Partner, is its Authorized Representative, has read the provisions of Section 6.20 and related definitions of the Indenture and has reviewed the documents which comprise the Unit 1 Restructuring and made such other examination or investigation as is necessary to enable the Partnership to express an informed opinion as to the matters addressed by this Officer's Certificate.

          2. The implementation of the Unit 1 Restructuring, including (a) the execution, delivery and performance of the Amended and Restated NIMO Power Purchase Agreement, the Amended Paramount Contract and the Amended TransCanada Agreement, and the termination of the NIMO License Agreement, could not reasonably be expected to result in a Material Adverse Change. As required by Section 6.20(a)(i) of the

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                                      B-1

               Indenture, the foregoing determination is concurred with by the Independent Engineer in the Independent Engineer's Certificate addressed to you and dated August 31, 1998, executed by R.W. Beck, Inc. (the "Independent Engineer's Certificate") and, with respect to the Amended Paramount Contract and the Amended
               TransCanada   Agreement,   by  the  Gas  Consultant  in  the  Gas
               Consultant's Certificate addressed to you and dated August 28, 1998, executed by C.C. Pace Resources (the "Gas Consultant's Certificate").

          3. After giving effect to the implementation of the Unit 1 Restructuring, including the execution, delivery and performance of the Amended and Restated NIMO Power Purchase Agreement, the Amended Paramount Contract and the Amended TransCanada Agreement, and the termination of the NIMO License Agreement, the minimum annual Projected Debt Service Coverage Ratio will be equal to or exceed 1.5:1 and the average annual Projected Debt Service Coverage Ratio for the remaining term of the Bonds will be equal to or exceed 1.75:1. As required by Section 6.20(a)(ii) of the Indenture, the foregoing determination is concurred with in the Independent Engineer's Certificate. The full calculation of the Projected Debt Service Coverage Ratio (together with supporting documentation) is set forth in Attachment B to the Independent Engineer's Certificate.

          4. The Partnership's entering into the Additional Contracts listed on Exhibit A could not reasonably be expected to result in a Material Adverse Change and would not impair the ability of the Partnership to perform its obligations under the other Project Agreements. As required by Section 6.20(c)(i) of the Indenture, the foregoing determination is concurred with in the Independent Engineer's Certificate and, to the extent such matters relate to the Partnership's fuel supply, in the Gas Consultant's Certificate.

          5. The Partnership will be furnishing to the Collateral Agent the Ancillary Documents related to the Additional Contracts listed on Exhibit A within a reasonable period, to the extent required under Section 6.20(c)(i)(B) of the Indenture. The Partnership was unable to obtain a Consent or Opinion of Counsel with respect to the other IPP parties to the MRA or to the Allocation Agreement using commercially reasonable efforts, due to the large number of Persons involved.

          6. With respect to each of the transactions which comprise the Unit 1 Restructuring, the Partnership has complied with the covenants set forth in Section 6.20 of the Indenture, and no Event of Default under this Indenture has occurred and is continuing.


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                                      B-2

          IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the date first written above.



                                            SELKIRK COGEN PARTNERS, L.P.

                                            By:  JMC SELKIRK, INC.,
                                                 its Managing General Partner



                                            By: /s/John R. Cooper
                                                -------------------------------
                                                Name:  John R. Cooper
                                                Title: Vice-President

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                                      B-3

                             RESTRUCTURING DOCUMENTS

1. Master Restructuring Agreement dated as of July 9, 1997 among Niagara Mohawk Power Corporation ("NIMO"), Selkirk Cogen Partners, L.P. (the "Partnership") and the other IPP's named therein (as amended, the "MRA")

               a.   First  Amendment  dated March 31,  1998

               b.   Second  Amendment  dated April 21,  1998

               c.   Third  Amendment  dated April 30,  1998

               d.   Fourth  Amendment dated May 7, 1998

               e.   Fifth Amendment dated June 2, 1998

2. Allocation Agreement dated April 21, 1998 among the Partnership and certain other IPP's (as amended, the "Allocation Agreement")

               a.   First Amendment dated May 7, 1998

3. Amended and Restated Power Purchase Agreement dated as of July 1, 1998 between the Partnership and NIMO (the "Amended and Restated NIMO Power Purchase Agreement")

4. Mutual General Release and Agreement dated as of July 1, 1998 between the Partnership and NIMO (the "Mutual Release")

5. Second Amended and Restated Gas Contract dated May 6, 1998 between the Partnership and Paramount Resources Limited ("Paramount") (the "Amended Paramount Contract")

6. Agreement with respect to Gas Transportation dated as of May 6, 1998 between the Partnership and Paramount (the "Paramount Transportation Agreement")

7.   Amendment to Gas Transportation Agreement dated as of July 20, 1998 between
     the  Partnership  and  TransCanada  Pipelines  Ltd.   ("TransCanada")  (the
     "Amended TransCanada Agreement")

8. Three-party agreement with respect to Items 6 and 7 above dated as of July 20, 1998 among the Partnership, Paramount and TransCanada (the "TransCanada Consent")

9. The Partnership's agreement with NIMO (contained in the Mutual Release) to terminate the existing License Agreement dated as of October 23, 1992 between the Partnership and NIMO (the "License Agreement")

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                                      B-4

                                  ATTACHMENT C

                     ANALYSIS OF GAS CONTRACT MODIFICATIONS


Volume

Pace has determined that the Revised Paramount Contract total firm volume of 16,400 Mcf per day ("Revised MDQ") is sufficient to meet the maximum fuel requirements of Unit 1. The Revised MDQ reflects a 6,600 Mcf reduction in the original quantity of 23,000 Mcf, which is due to a long-term assignment of 6,000 Mcf of Selkirk transportation capacity on TransCanada PipeLines to Paramount. Pace reviewed the long-term assignment and we find that the long-term assignment would not likely introduce additional project risk.

The primary reasons for this finding are that under the Amended PPA it is Selkirk's option whether to run Unit 1 (except for the Call Option discussed directly below) and that availability requirements have been struck from the agreement. Therefore, Pace concludes that Selkirk can be expected to lower electrical output of Unit 1 to match the available gas supply, without incurring penalty or losses in capacity revenues.

The NiMo Call Option creates an obligation for Unit 1 to generate certain specified amounts of electricity. The Call Option exists only during the first two years of the Amended PPA or until the SC-6 period expires, whichever occurs sooner. The Independent Engineer has calculated the maximum net incremental fuel requirement under the Unit 1 Call Option to be approximately 9,800 MMBtu/day based on winter ambient conditions and full load electric generation of Unit 2. Pace finds that Selkirk's firm gas supply under the Revised Paramount Contract is more than sufficient to meet the maximum fuel requirement of the Call Option.

Additional supporting reasons for this finding include the following sources available to Selkirk to supplement the firm contract gas supply:

1. Selkirk could reliably acquire spot natural gas supplies during summer and shoulder periods to supplement the firm contract supply and spot gas supplies during these periods can be relied upon over the long-term.
2. Selkirk can expect a maximum of 2% tolerance in Tennessee Gas Pipeline daily delivery tolerances for long-term planning purposes. Based on Selkirk's supply of 70,000 Mcf of firm capacity on Iroquois, this flexibility would provide an additional 1,400 Mcf/day.
3. The NiMo inadvertent account established by separate contract can be used to lower electric output by 5 MW without penalty or reduction in revenues. Based on verification by the Independent Engineer, this provision results in fuel savings of 1,000 Dt/day.

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                                      C-1

Price

The Revised Paramount Contract price is based on a published Empress, Alberta monthly spot price index. The index is identical to the gas price component in the Amended PPA except that the revenue index is multiplied by 105 percent, which benefits the project (the gas price component in the Amended PPA under the Call Option is discussed directly below). The Amended PPA price components have been verified by the Independent Engineer. Pace finds that the use of this identical gas price index creates strong linkage between Selkirk's gas cost and NiMo electric sales revenue. In addition, corresponding to the fixed nature of the Amended PPA, gas contract price re-determination provisions have been removed under the Revised Paramount Contract. For these reasons and due to a potential, slight de-linkage risk under the original Paramount Contract index, linkage may be improved under the Revised Paramount Contract.

The Amended PPA gas price component under the Call Option is based on published New York market area spot gas index prices. Pace finds the use of the New York indices beneficial to Selkirk because the New York indices should always be higher than the Empress, Alberta index used in the gas supply contract and the use of the New York indices should approximate the resale prices at which Selkirk would have resold the Paramount gas supply if NiMo had not exercised the Call Option.

Supply Security

Under the Revised Paramount Contract, assurance of supply is derived from dedicated reserves and liquidated damages that materially obligate Paramount to perform. These same factors were also the primary elements of supply security under the original Paramount Contract. Pace finds that although the dedicated reserve provisions have been modified under the Revised Paramount Contract so that Paramount may produce for any purpose from the dedicated lands, the supply security under the Revised Paramount Contract is sufficient due to the following factors:

1. The Revised Paramount Contract spot-market, production-area-based natural gas pricing terms make a SAP claim highly unlikely.
2. The liquidated damages provided in the event Paramount fails to deliver the nominated quantity up to the Revised MDQ are large and the Revised Paramount Contract also requires Paramount to make available to the project its transportation rights on NOVA, which provides access to alternative gas supplies.
3. The current reserve and deliverability status of the dedicated lands indicates far greater natural gas supply capability than is required to meet the reserve dedication contract requirements.
4. The Revised Paramount Contract permits Paramount, under certain conditions, to deliver other gas supplies ("Alternate Sources"), which gives Paramount more flexibility to fulfill the Selkirk contract and lowers the risk of a SAP claim.

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                                      C-2

Pace finds that the risk of a SAP claim is significantly reduced under the Revised Paramount Contract because the contract commodity price is set to equal a monthly spot market price near the Western Canadian production area applicable to Paramount's gas supply. The potential for a SAP claim is nearly ruled out for practical purposes since the market-set price for natural gas in the production area should permit producers to fully recover all finding, development, and replacement costs. While this may not be true at certain times due to short-term market volatility and market disruptions, it is likely over the long run and the SAP claim requires a determination five years in the future.

Security of supply is enhanced by the significant liquidated damages Paramount faces in the event Paramount fails to deliver. The project has an additional remedy in the event of Paramount delivery failure under the Revised Paramount Contract to use Paramount's NOVA transportation to acquire supply at the AECO-C market hub and deliver this gas to Empress. Under this scenario, AECO-Empress basis pricing risk would exist, namely that gas prices at AECO would diverge from prices at Empress to the detriment of the project. Pace finds that since Selkirk would only be charged with the commodity cost portion of the NOVA transportation, AECO-Empress basis pricing risk is sufficiently mitigated.

In  addition,   Pace  finds  that  the  current   status  of  the  reserves  and
deliverability capability of the dedicated lands exceed the contract requirements. Pace reviewed the August 21, 1997 McDaniel reserve report and the Gilbert Lausten October 1, 1997 audit of the McDaniel report. In summary, approximately 98 Bcf of reserves remained available to serve the Selkirk contract as of November 1, 1997. The total contract requirements based on the Revised MDQ from November 1, 1997 to the end of the primary term on November 1, 2007 are approximately 60 BCF, well under the estimated remaining reserves. Similarly, the deliverability based on the 1997 reserve report was adequate and under the Revised MDQ the amount of excess deliverability from currently producing fields would increase and extend into 2002.

Pace also examined whether Paramount could rapidly deplete the reserves in the dedicated lands by maximizing production and selling gas to other parties. The McDaniel's report indicated the maximum possible production from the dedicated lands to be approximately 21 Bcf from November 1, 1997 through October 31, 1998. McDaniel's estimated maximum production declines over time consistent with normal field depletion characteristics. Therefore, it would take more than four and one-half years to fully deplete the remaining reserves even at the maximum possible production rates providing ample advance notice of a reserve deficiency that Paramount would be required to cure.

Finally, in the unlikely event that the market-set price at Empress falls below Paramount's replacement costs, the Alternate Sources provision further enhances supply security. Pace believes that Paramount could be expected to serve the contract even in the case of an extended collapse in Empress spot market prices by acquiring "low" priced alternative gas supply in the marketplace.

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                                      C-3

PARAMOUNT FINANCIAL AND MARKET POSITION

Paramount's sound financial condition, operating record, and growing asset base provide additional comfort that Paramount can fulfill the Revised Paramount Contract. Paramount boasts record operational and financial results in its 1997 Annual Report and its 1998 First Quarter Report. Increased production coupled with strong commodity prices resulted in substantial increases in revenue. In 1997, Paramount's revenues increased 28 percent to $128 million. Production for the first quarter 1998 rose 63 percent or 204 MMcf per day compared to the same period for 1997. Finally, Paramount's proven gas reserves have increased each year since 1993 and reached 481.7 Bcf in 1997.

In addition, trends in Paramount's gas sales portfolio indicate that Paramount will likely have market incentives to perform under the Revised Paramount Contract. Selkirk's share of Paramount's total gas sales volume has been declining over the past several years and sales to Selkirk represented 11.1 percent of 1997 total Paramount gas sales. A growing share of Paramount's gas sales is comprised of spot market volumes. For example, spot market sales represented 38 percent of total sales in 1997 compared to 23 percent of sales in 1996. Spot market sales now represent an important component of Paramount's total marketing portfolio and much of the spot volume is sold at Alberta spot prices similar in nature to the pricing in the Revised Paramount Contract.

REGULATORY APPROVALS

Finally, the required Canadian and U.S. government regulatory approvals pertaining to the Revised Paramount Contract have been obtained. The National Energy Board (Canada) provided its approval in a July 7, 1998 letter and the Department of Energy (United States) acknowledged Selkirk Cogen Partners, L.P. had met the notification requirements related to amendments to arrangements to import natural gas in correspondence dated July 15, 1998.

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